Exhibit 10.88

EXECUTION COPY

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of June 20, 2014 (this “Agreement”), by and between General Electric Capital Corporation, a Delaware corporation (“GECC”) and Synchrony Financial, a Delaware corporation (“Synchrony”). Capitalized terms used but not defined herein shall have the meaning described in the GECC Cash Pooling Master Terms and Conditions and the related USD Cash Pooling Confirmation by and between GECC, as Pool Leader and GE Capital International Holdings Corporation, as Participant (“GECIH”), dated June 17, 2010 (collectively, the “Cash Pooling Agreement”).

W I T N E S S E T H:

WHEREAS, GECC historically has allocated certain amounts of its debt to Synchrony for management accounting purposes; and

WHEREAS, in anticipation of a potential initial public offering by Synchrony of its common stock, the parties desire to provide for Synchrony’s liability, as between the parties hereto, for the payment of obligations relating to certain debt as set forth in the Cash Pooling Agreement; and

WHEREAS Synchrony agrees herein, solely as between the parties hereto, to be liable for and to pay all of the payment obligations of GECC with respect to $7,335,000,000 aggregate principal amount of debt owed by GECC to GECIH pursuant to the Cash Pooling Agreement (the “Assumed Debt”); and

WHEREAS, the Assumed Debt is payable on demand and bears interest at a floating rate of interest per quarter (assuming no acceleration thereof in accordance with its terms) as set forth in the terms of the Cash Pooling Agreement; and

WHEREAS, the Assumed Debt represents a portion of the total principal amount of debt (and interest thereon) owed by GECC to GECIH pursuant to the Cash Pooling Agreement (such amount, the “Total Debt”); and

WHEREAS, Synchrony shall have no obligations, and as between GECC and Synchrony GECC shall remain fully liable, with regard to the portion of the Total Debt that is not included in the Assumed Debt (the “Unassumed Debt”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Assumption of the Assumed Debt. Effective as of the date and time of execution and delivery by each party hereto of this Agreement (the “Effective Time”). Synchrony hereby expressly, unconditionally and irrevocably agrees, solely as between the parties hereto, to be liable for and to pay all of the payment obligations of GECC with respect to the Assumed Debt (including, without limitation, all interest due with regard to the Assumed Debt subject to the terms and conditions of the Cash Pooling Agreement (reflecting any changes in the Spread (as defined in the Cash Pooling Agreement) applicable to the Assumed Debt) and confirms and agrees, as between the parties hereto, to perform and observe all of the payment obligations with respect to the Assumed Debt as fully as if Synchrony were originally the obligor in respect thereof (the “Assumption”). After the Effective Time and after giving effect to the Assumption, solely as between GECC and Synchrony, Synchrony shall be deemed a “primary obligor” (and not merely as a “surety”) in respect of GECC’s obligations under the Assumed Debt. In furtherance of the foregoing, Synchrony hereby indemnifies and holds harmless GECC from and against all liabilities attributable to any payment or other obligations under the Assumed Debt.

2. Allocation of the Total Debt. The obligations of Synchrony set forth in Section 1 hereof shall be subject to the following terms and conditions:

a.	At no time will the payment obligation of Synchrony under this Agreement exceed the sum of the Assumed Debt plus the amount of any accrued but unpaid interest thereon. In furtherance of the foregoing, GECC hereby indemnifies and holds harmless Synchrony from and against all liabilities attributable to any payment or other obligations under the Unassumed Debt.

b.	The entire balance of, and any interest on, any increase in the Total Debt after the Effective Time shall be deemed to be Unassumed Debt for purposes of this Agreement, regardless of the then outstanding balance of the Assumed Debt.

c.	Any decrease in the Total Debt after the Effective Time (other than as a result of a payment by Synchrony to GECIH with regard to the Assumed Debt) shall be allocated first, to the Unassumed Debt until the balance of Unassumed Debt shall equal $0, and then, second, to the Assumed Debt.

d.	Any payment by Synchrony to GECIH with regard to the Assumed Debt shall be allocated to reduce the outstanding balance of the Assumed Debt on a dollar for dollar basis.

e.	Upon the repayment or other elimination in full of the Assumed Debt, Synchrony’s obligations under this Agreement shall cease.

3. Method of Payment. Synchrony shall make principal and interest payments on the Assumed Debt when due in accordance with instructions provided by GECC to Synchrony.

4. Further Assurances. Synchrony hereby agrees, from time to time as and when requested by GECC, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as GECC may reasonably deem necessary in order to carry out the intent and purposes of this Agreement.

5. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST $100,000.00, AND HAS BEEN ENTERED INTO BY THE PARTIES HERETO IN EXPRESS RELIANCE UPON 6 DEL. C. § 2708.

6. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile (or other electronic) transmission (including in “.pdf’ or “.tif’ format) shall be effective as delivery of a manually executed counterpart hereof.

7. Section Headings. The section headings in this Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. No Third Party Beneficiaries or Change in Rights or Obligations under the Debt. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall: (a) change, modify or release in any way GECC’s obligations to GECIH with regard to the Total Debt, (b) create any obligation by Synchrony to GECIH with regard to the Total Debtor any obligation by GECIH to Synchrony or (c) confer on any other Person (including GECIH) any legal or equitable benefit or remedy under or by reason of this Agreement.

10. WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[The Remainder of This Page is Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the date first set forth above with the intent that this Agreement be executed and delivered as a sealed instrument.

SYNCHRONY FINANCIAL

By:			(SEAL)

	Name:	Margaret M. Keane
	Title:	Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION

By:			(SEAL)

Name:
	Its:	Authorized Signatory

[Debt Assumption Agreement (Successor)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the date first set forth above with the intent that this Agreement be executed and delivered as a sealed instrument.

SYNCHRONY FINANCIAL

By:			(SEAL)

Name:
	Title:	Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION

By:			(SEAL)

	Name:	Matthew Susser
	Its:	Authorized Signatory

[Debt Assumption Agreement (Successor)]